Exhibit 5.1

August 12, 2025

DiaMedica Therapeutics Inc.

301 Carlson Parkway, Suite 210
Minneapolis, Minnesota 55305

Ladies and Gentlemen:

We have acted as special Canadian counsel for DiaMedica Therapeutics Inc. (the “Company”), a corporation existing under the laws of the Province of British Columbia (the “Province”), in connection with its preparation and filing with the United States Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer, issuance and sale by the Company, from time to time as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and the supplements referred to therein (the “Prospectus Supplements”), of up to an aggregate offering price of US$100,000,000 of (a) common shares of the Company (the “Common Shares”), (b) warrants of the Company (the “Warrants”) to purchase Common Shares of the Company and (c) units of the Company (the “Units”) consisting of any combination of Common Shares and Warrants (the Common Shares, Warrants and Units are collectively referred to herein as the “Securities”).

This opinion is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, in connection with the Registration Statement, including the Prospectus and the sales agreement prospectus that is part of the Registration Statement (the “ATM Prospectus”). The ATM Prospectus relates to the sale by the Company of shares of common stock having an aggregate offering price of up to USD$100,000,000 (the “ATM Shares”) under a Sales Agreement dated as of August 12, 2025 (the “Sales Agreement”) between the Company and TD Securities (USA), LLC.

In connection with this opinion, we have examined copies of the Company’s Notice of Articles, Amended and Restated Articles, as currently in effect, a copy of the opinion furnished by Alston & Bird LLP, the Company’s legal counsel in the United States and such other corporate records of the Company and we have considered such questions of law and examined such statutes, regulations and orders, certificates and other documents as we consider necessary and relevant as the basis for the opinions set forth herein. With respect to the accuracy of factual matters material to our opinions hereinafter expressed, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

We are solicitors qualified to practice law in the Province. This opinion is rendered solely with respect to the laws of the Province and the federal laws of Canada applicable therein, in each case as they exist on the date of this opinion letter. We express no opinion as to any laws or matters governed by any laws other than the laws of the Province and the federal laws of Canada applicable therein.

Whenever our opinion refers to securities of the Company whether issued or to be issued as being "fully paid and non-assessable", such opinion indicates that the holder of such securities cannot be required to contribute any further amounts to the Company by virtue of its status as holder of such securities, either in order to complete payment for the securities, to satisfy claims of creditors or otherwise. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such securities or as to the adequacy of any consideration received.

For purposes of rendering the opinions expressed herein, we have assumed:

(a)	the genuineness of all signatures on documents, agreements and certificates;

(b)	the authenticity and completeness of all original documents examined by us and the conformity to authentic original documents of all certified copies, photocopies and facsimiles examined by us;

(c)	the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

(d)

the minute books of the Company provided to us contain all constating documents of the Company and are a complete record of the minutes and resolutions of the directors and shareholders of the Company;

(e)	that the Company is, and at all relevant times has been, in compliance with applicable laws;

(f)	at the time of any offer and sale of the Securities, the Company will validly exist and be duly qualified and in good standing under the Business Corporations Act (British Columbia);

(g)

the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and no stop order suspending its effectiveness will have been issued and remain in effect;

(h)	a Prospectus, ATM Prospectus, and any and all Prospectus Supplements will have been prepared and filed with the SEC describing the Securities offered thereby;

(i)

all Securities will be issued and sold in compliance with applicable laws and in the manner stated in the Registration Statement and any required post-effective amendment thereto and the Prospectus and any applicable Prospectus Supplement

(j)

a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered (including, with respect to the ATM Shares, the Sales Agreement) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(k)

any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, allotted and reserved for issuance upon such conversion, exchange, redemption or exercise; and

(l)

with respect to the Common Shares offered by the Company (including the ATM Shares), there will be sufficient Common Shares authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of any offer and sale of such Common Shares (including the ATM Shares).

We have made no independent investigation of the foregoing assumptions

We express no opinion with respect to any filings, proceedings, permits, consents, orders or authorizations which may be required in connection with the issuance of any Securities.

Based upon and subject to the assumptions and qualifications herein expressed, we are of the opinion that:

1.	The Company is validly existing under the laws of the Province of British Columbia.

2.

With respect to the Common Shares, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of such Common Shares and all matters related thereto and the Common Shares have been delivered in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, then such Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof. We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof. We express no opinion as to any federal or state law of the United States of America. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

We hereby consent to the reference of our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Pushor Mitchell LLP